Exhibit 99.1

AngioDynamics Appoints Michael C. Greiner as New Chief Financial Officer

Greiner brings more than 20 years of accounting, corporate finance and operations experience from a variety of global corporations

ALBANY, N.Y., July 25, 2016 -- AngioDynamics (NASDAQ:ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, surgery, peripheral vascular disease and oncology, today announced the appointment of Michael Greiner as the company’s new Executive Vice President and Chief Financial Officer, effective August 16, 2016.

“Michael’s broad expertise in corporate finance and accounting combined with his experience at large organizations across a variety industries uniquely positions him to lead AngioDynamics’ financial organization and help support the company’s strategy as we seek to grow over the long-term,” said Jim Clemmer, President and Chief Executive Officer of AngioDynamics.

Greiner most recently served as the Chief Financial Officer at Extreme Reach, Inc., a cloud-based enterprise platform for brand advertising, responsible for all finance and human resource operations. Prior to his role at Extreme Reach, Greiner held several executive roles, including Senior Vice President Corporate Finance and Chief Accounting Officer at Cimpress N.V. (formerly known as Vistaprint N.V.), Global Controller for GE’s Water and Processing Technologies division and leadership roles at Bausch & Lomb and Wyeth. Greiner has also served as an adjunct professor at several universities and earned a Master’s in Business Administration from Columbia University Business School, as well as a Bachelor and Master of Science in Accounting from Fairleigh Dickinson University.

About AngioDynamics
AngioDynamics, Inc. is a leading provider of innovative medical devices used by healthcare professionals for the minimally invasive treatment of cancer and peripheral vascular disease. The Company offers market-leading ablation systems, vascular access products, angiographic products and accessories, dialysis products, drainage products, thrombolytic products, embolization products and venous products. More information is available at www.angiodynamics.com.

Trademarks
AngioDynamics and the AngioDynamics logo are trademarks and/or registered trademarks of AngioDynamics Inc., an affiliate or a subsidiary.

Safe Harbor
 This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics' expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2015 and its quarterly reports on Form 10-Q for the fiscal period ended August 31, 2015, November 30, 2015 and February 29, 2016. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

Company Contact:
AngioDynamics, Inc.
Caitlin Stefanik
(518) 795-1418
cstefanik@angiodynamics.com

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